UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 725-7550

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Towers Watson & Co. (the “Company”) held its Annual Meeting of Stockholders on November 16, 2012. Of the 74,553,082 shares outstanding and entitled to vote, 58,867,935 shares were represented at the meeting, or 78.96%, sufficient to constitute a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 — Election of Directors

•                 The Company’s stockholders elected eight individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2013 and until their successors have been duly elected and qualified by the following vote:

	Votes Cast For	Votes Cast Against	Votes Abstain	Broker Non-Votes

Victor F. Ganzi	53,105,073	180,378	257,207	5,325,277

John J. Haley	51,059,422	2,132,093	351,143	5,325,277

Leslie S. Heisz	53,057,745	282,561	202,352	5,325,277

Brendan R. O’Neill	53,138,277	170,216	234,165	5,325,277

Linda D. Rabbitt	52,352,452	951,557	238,649	5,325,277

Gilbert T. Ray	52,269,071	967,726	305,861	5,325,277

Paul Thomas	52,218,826	928,884	394,948	5,325,277

Wilhelm Zeller	52,108,759	1,103,646	330,253	5,325,277

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm

•                 The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. There were 58,546,441 votes for the selection, 155,452 votes against the selection, and 166,042 abstentions.

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Proposal 3 — Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers

•                 The Company’s stockholders approved, by a non-binding advisory vote, the compensation of our named executive officers by the following vote: 49,298,943 votes for, 3,834,018 against, 409,697 abstentions, and 5,325,277 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: November 20, 2012
	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Assistant Secretary

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